Exhibit 99.1

Aptiv Reports Fourth Quarter 2023 Financial Results
Record Full Year Revenue, Adjusted Operating Income and Operating Cash Flow

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported fourth quarter 2023 U.S. GAAP earnings of $3.22 per diluted share. Excluding special items, fourth quarter earnings totaled $1.40 per diluted share.

Fourth Quarter Financial Highlights Include:
•U.S. GAAP revenue of $4.9 billion, an increase of 6%
◦Revenue increased 2% adjusted for currency exchange, commodity movements and acquisitions, compared to AWM1 of 7%
•U.S. GAAP net income of $905 million, diluted earnings per share of $3.22
◦Excluding special items, diluted earnings per share of $1.40
•U.S. GAAP operating income margin of 7.2%
◦Adjusted Operating Income margin of 12.2%; Adjusted Operating Income of $600 million; Adjusted EBITDA margin of 15.7%; Adjusted EBITDA of $772 million
•Generated $624 million of cash from operations
•Returned $300 million to shareholders through share repurchases
•Paid-off $301 million Term Loan over two years early

Full Year 2023 Financial Highlights Include:
•U.S. GAAP revenue of $20.1 billion, an increase of 15%
◦Revenue increased 12% adjusted for currency exchange, commodity movements and acquisitions, compared to AWM1 of 10%
•U.S. GAAP net income of $2,909 million, diluted earnings per share of $10.39
◦Excluding special items, diluted earnings per share of $4.86
•U.S. GAAP operating income margin of 7.8%
◦Adjusted Operating Income margin of 10.6%; Adjusted Operating Income of $2,127 million; Adjusted EBITDA margin of 13.9%; Adjusted EBITDA of $2,788 million
•Generated $1,896 million of cash from operations
•Returned $398 million to shareholders through share repurchases

1	Represents global vehicle production weighted to the geographic regions in which the Company generates its revenue (“AWM”).

“Aptiv delivered record revenue, adjusted operating income and operating cash flow for the year, reflecting strong growth across our portfolio and solid operational execution,” said Kevin Clark, chairman and chief executive officer. “We also achieved our third year in a row of record new business awards at over $34 billion, a testament to the quality of our portfolio of advanced technologies. As our end markets continue to transition towards a feature-rich, software-defined future, our customers will face increasing challenges involving product complexity, performance and affordability. With our flexible, full-system approach, Aptiv remains uniquely positioned to address these challenges, and we expect our commercial momentum to continue to accelerate in 2024, driving further long-term growth and margin expansion.”

Fourth Quarter 2023 Results
For the three months ended December 31, 2023, the Company reported U.S. GAAP revenue of $4.9 billion, an increase of 6% from the prior year period. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 2% in the fourth quarter. This reflects growth of 10% in Asia, which includes 12% in China, and 6% in Europe, partially offset by declines of 7% in North America and 6% in South America, our smallest region.
The Company reported fourth quarter 2023 U.S. GAAP net income of $905 million and earnings of $3.22 per diluted share, compared to $233 million and $0.86 per diluted share in the prior year period. Fourth quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $395 million, or $1.40 per diluted share, compared to $361 million, or $1.27 per diluted share in the prior year period.
Fourth quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $600 million, compared to $523 million in the prior year period. Adjusted Operating Income margin was 12.2%, compared to 11.3% in the prior year period, reflecting increased global vehicle production, pricing and the continued easing of supply chain disruption costs. Depreciation and amortization expense totaled $246 million, an increase from $188 million in the prior year period.
Interest expense for the fourth quarter totaled $71 million, an increase from $62 million in the prior year period.
Tax benefit in the fourth quarter of 2023 was $680 million, which primarily reflects a deferred tax benefit of approximately $0.7 billion recognized as a result of transactions entered into as part of a reorganization of the Company’s corporate entity structure. Tax expense in the fourth quarter of 2022 was $25 million, resulting in an effective tax rate of approximately 7%.
The Company generated net cash flow from operating activities of $624 million in fourth quarter, compared to $933 million in the prior year period.

Full Year 2023 Results
For the year ended December 31, 2023, the Company reported U.S. GAAP revenue of $20.1 billion, an increase of 15% from the prior year. Adjusted for currency exchange, commodity movements and acquisitions, revenue increased by 12% in 2023. This reflects growth of 17% in Europe, 12% in Asia, which includes 12% in China, 9% in North America and 9% in South America, our smallest region.
For full year 2023, the Company reported U.S. GAAP net income of $2,909 million and earnings of $10.39 per diluted share, compared to $531 million and $1.96 per diluted share in the prior year. Full year 2023 Adjusted Net Income totaled $1,376 million, or $4.86 per diluted share, compared to $967 million, or $3.41 per diluted share, in the prior year.

The Company reported Adjusted Operating Income of $2,127 million for full year 2023, compared to $1,585 million in the prior year. Adjusted Operating Income margin was 10.6% for full year 2023, compared to 9.1% in the prior year, reflecting our growth over market of 2%, increased global vehicle production, pricing and the results from our recent acquisitions. Depreciation and amortization expense totaled $912 million, an increase from $762 million in the prior year.
Interest expense for full year 2023 totaled $285 million, as compared to $219 million in the prior year, which includes impacts from our $2.5 billion debt issuance in the first quarter of 2022 in anticipation of the Wind River Systems, Inc. acquisition and increased interest rates on our variable rate debt while it was outstanding during 2023.
Tax benefit for full year 2023 was $1,928 million, which primarily reflects a deferred tax benefit of approximately $2.1 billion recognized as a result of transactions entered into as part of a reorganization of the Company’s corporate entity structure. Tax expense for full year 2022 was $121 million, resulting in an effective tax rate of approximately 12%.
The Company generated net cash flow from operating activities of $1,896 million in 2023, compared to $1,263 million in the prior year. As of December 31, 2023, the Company had cash and cash equivalents of $1.6 billion and total available liquidity of $4.1 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Share Repurchase Program
During the fourth quarter of 2023, the Company repurchased 3.8 million shares for approximately $300 million, leaving approximately $1.6 billion available for future share repurchases. For the full year, the Company repurchased 4.7 million shares for approximately $398 million. All repurchased shares were retired.

Full Year 2024 Outlook
The Company’s full year 2024 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2024
Net sales	$21,300 - $21,900
Adjusted EBITDA	$3,200 - $3,350
Adjusted EBITDA margin	15.0% - 15.3%
Adjusted operating income	$2,475 - $2,625
Adjusted operating income margin	11.6% - 12.0%
Adjusted net income per share (1)	$5.55 - $6.05
Cash flow from operations	$2,300
Capital expenditures	$1,050
Adjusted effective tax rate	17.5%
(1) The Company’s full year 2024 financial guidance includes approximately $1.20 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.800.239.9838 (US) or +1.323.994.2093 (international) or through a webcast at ir.aptiv.com. The conference ID number is 9145297. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Adjusted Operating Income represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring, other acquisition and portfolio project costs, (which includes costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures), asset impairments and other related charges, compensation expense related to acquisitions and gains (losses) on business divestitures and other transactions. Adjusted Operating Income margin is defined as Adjusted Operating Income as a percentage of net sales. Adjusted EBITDA represents net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share represents Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.

Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Net sales	$4,919	$4,640	$20,051	$17,489
Operating expenses:
Cost of sales	3,997	3,827	16,612	14,854
Selling, general and administrative	381	303	1,436	1,138
Amortization	56	37	233	149
Restructuring	130	33	211	85
Total operating expenses	4,564	4,200	18,492	16,226
Operating income	355	440	1,559	1,263
Interest expense	(71)	(62)	(285)	(219)
Other income (expense), net	27	(10)	63	(54)
Income before income taxes and equity loss	311	368	1,337	990
Income tax benefit (expense)	680	(25)	1,928	(121)
Income before equity loss	991	343	3,265	869
Equity loss, net of tax	(72)	(77)	(299)	(279)
Net income	919	266	2,966	590
Net income (loss) attributable to noncontrolling interest	13	18	28	(3)
Net income (loss) attributable to redeemable noncontrolling interest	1	(1)	—	(1)
Net income attributable to Aptiv	905	249	2,938	594
Mandatory convertible preferred share dividends	—	(16)	(29)	(63)
Net income attributable to ordinary shareholders	$905	$233	$2,909	$531

Diluted net income per share:
Diluted net income per share attributable to ordinary shareholders	$3.22	$0.86	$10.39	$1.96
Weighted average number of diluted shares outstanding	281.21	271.40	282.88	271.18

APTIV PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2023	December 31, 2022

	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,640	$1,531
Accounts receivable, net	3,546	3,433
Inventories	2,365	2,340
Other current assets	696	480
Total current assets	8,247	7,784
Long-term assets:
Property, net	3,785	3,495
Operating lease right-of-use assets	540	451
Investments in affiliates	1,443	1,723
Intangible assets, net	2,399	2,585
Goodwill	5,151	5,106
Other long-term assets	2,862	740
Total long-term assets	16,180	14,100
Total assets	$24,427	$21,884
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$9	$31
Accounts payable	3,151	3,150
Accrued liabilities	1,648	1,684
Total current liabilities	4,808	4,865
Long-term liabilities:
Long-term debt	6,204	6,460
Pension benefit obligations	417	354
Long-term operating lease liabilities	453	361
Other long-term liabilities	701	750
Total long-term liabilities	7,775	7,925
Total liabilities	12,583	12,790
Commitments and contingencies
Redeemable noncontrolling interest	99	96

Total Aptiv shareholders’ equity	11,548	8,809
Noncontrolling interest	197	189
Total shareholders’ equity	11,745	8,998
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$24,427	$21,884

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$2,966	$590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	912	762
Restructuring expense, net of cash paid	83	18
Deferred income taxes	(2,164)	(144)
Loss from equity method investments, net of dividends received	304	284
Other charges related to Ukraine/Russia conflict	—	54
Other, net	171	126
Changes in operating assets and liabilities:
Accounts receivable, net	(112)	(497)
Inventories	(20)	(258)
Accounts payable	4	137
Other, net	(215)	215
Pension contributions	(33)	(24)
Net cash provided by operating activities	1,896	1,263
Cash flows from investing activities:
Capital expenditures	(906)	(844)
Proceeds from sale of property	4	4
Proceeds from business divestitures, net of cash sold	(17)	—
Cost of business acquisitions and other transactions, net of cash acquired	(83)	(4,310)
Proceeds from sale of technology investments	—	3
Cost of technology investments	(6)	(42)
Settlement of derivatives	6	7
Net cash used in investing activities	(1,002)	(5,182)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(332)	(5)
Proceeds from issuance of senior notes, net of issuance costs	—	2,472
Contingent consideration payments	(10)	—
Dividend payments of consolidated affiliates to minority shareholders	(2)	(9)
Repurchase of ordinary shares	(398)	—
Distribution of mandatory convertible preferred share cash dividends	(32)	(63)
Taxes withheld and paid on employees’ restricted share awards	(33)	(36)
Net cash (used in) provided by financing activities	(807)	2,359
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(2)	(24)
Increase (decrease) in cash, cash equivalents and restricted cash	85	(1,584)
Cash, cash equivalents and restricted cash at beginning of the year	1,555	3,139
Cash, cash equivalents and restricted cash at end of the year	$1,640	$1,555

Reconciliation of cash, cash equivalents and restricted cash and cash classified as assets held for sale:
	December 31,
	2023	2022
	(in millions)
Cash, cash equivalents and restricted cash	$1,640	$1,531
Cash classified as assets held for sale	—	24
Total cash, cash equivalents and restricted cash	$1,640	$1,555

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2023	2022	%	2023	2022	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$3,574	$3,374	6%	$14,404	$12,943	11%
Advanced Safety and User Experience	1,356	1,280	6%	5,695	4,587	24%
Eliminations and Other (a)	(11)	(14)		(48)	(41)
Net Sales	$4,919	$4,640		$20,051	$17,489

Adjusted Operating Income
Signal and Power Solutions	$459	$446	3%	$1,676	$1,441	16%
Advanced Safety and User Experience	141	77	83%	451	144	213%
Adjusted Operating Income	$600	$523		$2,127	$1,585

(a)	Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to ordinary shareholders for the three months and years ended December 31, 2023 and 2022:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	280.95	270.95	276.92	270.90
Dilutive shares related to RSUs	0.26	0.45	0.17	0.28
Weighted average MCPS Converted Shares	—	—	5.79	—
Weighted average ordinary shares outstanding, including dilutive shares	281.21	271.40	282.88	271.18
Net income per share attributable to ordinary shareholders:
Basic	$3.22	$0.86	$10.50	$1.96
Diluted	$3.22	$0.86	$10.39	$1.96

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Net Income Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements, acquisitions, divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended December 31, 2023

Reported net sales % change	6%
Less: foreign currency exchange and commodities	1%
Less: acquisitions	3%
Adjusted revenue growth	2%

Year Ended December 31, 2023

Reported net sales % change	15%
Less: foreign currency exchange and commodities	(1)%
Less: acquisitions	4%
Adjusted revenue growth	12%

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income, therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating income margin represents Operating income as a percentage of net sales, and Adjusted Operating Income margin represents Adjusted Operating Income as a percentage of net sales.

Consolidated Adjusted Operating Income
	Three Months Ended				Year Ended
	December 31,				December 31,
	2023		2022		2023		2022
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income attributable to Aptiv	$905		$249		$2,938		$594
Interest expense	71		62		285		219
Other (income) expense, net	(27)		10		(63)		54
Income tax (benefit) expense	(680)		25		(1,928)		121
Equity loss, net of tax	72		77		299		279
Net income (loss) attributable to noncontrolling interest	13		18		28		(3)
Net income (loss) attributable to redeemable noncontrolling interest	1		(1)		—		(1)
Operating income	355	7.2%	440	9.5%	1,559	7.8%	1,263	7.2%
Amortization	56		37		233		149
Restructuring	130		33		211		85
Other acquisition and portfolio project costs	35		13		80		26
Asset impairments	18		—		18		8
Other charges related to Ukraine/Russia conflict	—		—		—		54
Compensation expense related to acquisitions	6		—		26		—
Adjusted operating income	$600	12.2%	$523	11.3%	$2,127	10.6%	$1,585	9.1%

Segment Adjusted Operating Income
(in millions)
Three Months Ended December 31, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$325	$30	$355
Amortization	33	23	56
Restructuring	60	70	130
Other acquisition and portfolio project costs	26	9	35
Asset impairments	15	3	18
Compensation expense related to acquisitions	—	6	6
Adjusted operating income	$459	$141	$600

Depreciation and amortization (a)	$174	$72	$246

Three Months Ended December 31, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$399	$41	$440
Amortization	32	5	37
Restructuring	7	26	33
Other acquisition and portfolio project costs	8	5	13
Adjusted operating income	$446	$77	$523

Depreciation and amortization (a)	$143	$45	$188

Year Ended December 31, 2023	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,379	$180	$1,559
Amortization	140	93	233
Restructuring	82	129	211
Other acquisition and portfolio project costs	60	20	80
Asset impairments	15	3	18
Compensation expense related to acquisitions	—	26	26
Adjusted operating income	$1,676	$451	$2,127

Depreciation and amortization (a)	$638	$274	$912

Year Ended December 31, 2022	Signal and Power Solutions	Advanced Safety and User Experience	Total
Operating income	$1,195	$68	$1,263
Amortization	139	10	149
Restructuring	30	55	85
Other acquisition and portfolio project costs	15	11	26
Asset impairments	8	—	8
Other charges related to Ukraine/Russia conflict	54	—	54
Adjusted operating income	$1,441	$144	$1,585

Depreciation and amortization (a)	$584	$178	$762

(a)	Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in millions)
Net income attributable to Aptiv	$905	$249	$2,938	$594
Interest expense	71	62	285	219
Income tax (benefit) expense	(680)	25	(1,928)	121
Net income (loss) attributable to noncontrolling interest	13	18	28	(3)
Net income (loss) attributable to redeemable noncontrolling interest	1	(1)	—	(1)
Depreciation and amortization	246	188	912	762
EBITDA	$556	$541	$2,235	$1,692
Other (income) expense, net	(27)	10	(63)	54
Equity loss, net of tax	72	77	299	279
Restructuring	130	33	211	85
Other acquisition and portfolio project costs	35	13	80	26
Other charges related to Ukraine/Russia conflict	—	—	—	54
Compensation expense related to acquisitions	6	—	26	—
Adjusted EBITDA	$772	$674	$2,788	$2,190

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted Net Income and Adjusted Net Income Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income and Adjusted Net Income Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income is defined as net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in millions, except per share amounts)
Net income attributable to ordinary shareholders	$905	$233	$2,909	$531
Mandatory convertible preferred share dividends	—	16	29	63
Net income attributable to Aptiv	905	249	2,938	594
Adjusting items:
Amortization	56	37	233	149
Restructuring	130	33	211	85
Other acquisition and portfolio project costs	35	13	80	26
Asset impairments	18	—	18	8
Other charges related to Ukraine/Russia conflict (a)	—	—	—	29
Compensation expense related to acquisitions	6	—	26	—
Costs associated with acquisitions and other transactions	—	53	4	61
Debt extinguishment costs	1	—	1	—
Impairment of equity investments without readily determinable fair value	—	—	18	—
(Gain) loss on change in fair value of publicly traded equity securities	—	(3)	6	52
Tax impact of intra-entity transfers of intellectual property and other related transactions (b)	(723)	—	(2,082)	—
Tax impact of adjusting items (c)	(33)	(21)	(77)	(37)
Adjusted net income attributable to Aptiv	$395	$361	$1,376	$967

Adjusted weighted average number of diluted shares outstanding (d)	281.21	283.77	282.88	283.55
Diluted net income per share attributable to ordinary shareholders	$3.22	$0.86	$10.39	$1.96
Adjusted net income per share	$1.40	$1.27	$4.86	$3.41

(a)	Adjustment is reduced by the portion of charges attributable to noncontrolling interest for our former majority owned Russian subsidiary. Our interest in this subsidiary was sold during the second quarter of 2023 and the subsidiary was deconsolidated.
(b)	In response to the OECD’s Pillar Two Directive, the Company initiated changes to its corporate entity structure, including intra-entity transfers of certain intellectual property to one of its subsidiaries in Switzerland during the second half of 2023. Furthermore, during the third quarter, the Company’s Swiss subsidiary was granted a ten-year tax incentive, beginning in 2024. The measurement of certain deferred tax assets and associated income tax benefits resulting from these transactions was impacted by tax legislation in Switzerland enacted in the fourth quarter of 2023, which increased the statutory income tax rate, resulting in additional deferred tax benefit impacts, net of valuation allowances. These adjustments represent the total income tax benefits recorded as a result of these transactions during the three months and year ended December 31, 2023.
(c)	Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(d)	In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Each share of MCPS automatically converted on June 15, 2023 into 1.0754 Aptiv ordinary shares. Dividends on the MCPS were payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS at the later of the beginning of the period or the time of issuance, and resulting issuance of the underlying ordinary shares applying the “if-converted” method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the year ended December 31, 2023) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the impact of the MCPS upon their conversion.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in millions)
Weighted average number of diluted shares outstanding	281.21	271.40	282.88	271.18
Weighted average MCPS Converted Shares	—	12.37	—	12.37
Adjusted weighted average number of diluted shares outstanding	281.21	283.77	282.88	283.55

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and other transactions, the cost of significant technology investments and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in millions)
Cash flows from operating activities:
Net income	$919	$266	$2,966	$590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	246	188	912	762
Restructuring expense, net of cash paid	79	16	83	18
Working capital	173	372	(128)	(618)
Pension contributions	(13)	(9)	(33)	(24)
Increase in deferred income tax assets from intra-entity transfers of intellectual property and other related transactions	(723)	—	(2,082)	—
Other, net	(57)	100	178	535
Net cash provided by operating activities	624	933	1,896	1,263

Cash flows from investing activities:
Capital expenditures	(203)	(178)	(906)	(844)
Proceeds from business divestitures, net of cash sold	—	—	(17)	—
Cost of business acquisitions and other transactions, net of cash acquired	—	(4,090)	(83)	(4,310)
Proceeds from sale of technology investments	—	—	—	3
Cost of technology investments	(5)	—	(6)	(42)
Settlement of derivatives	—	(2)	6	7
Other, net	1	1	4	4
Net cash used in investing activities	(207)	(4,269)	(1,002)	(5,182)

Adjusting items:
Adjustment for the cost of business acquisitions and other transactions, net	—	4,090	83	4,310
Adjustment for cost of significant technology investments	4	—	4	40
Cash flow before financing	$421	$754	$981	$431

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2024 (a)

	($ in millions)
Adjusted Operating Income	$	Margin (b)
Net income attributable to Aptiv	$1,235
Interest expense	250
Other income, net	(75)
Income tax expense	340
Equity loss, net of tax	330
Net income attributable to noncontrolling interest (c)	25
Operating income	$2,105	9.7%
Amortization	225
Restructuring	150
Other acquisition and portfolio project costs	40
Compensation expense related to acquisitions	30
Adjusted operating income	$2,550	11.8%

Adjusted EBITDA
Net income attributable to Aptiv	$1,235
Interest expense	250
Income tax expense	340
Net income attributable to noncontrolling interest (c)	25
Depreciation and amortization	950
EBITDA	$2,800	13.0%
Other income, net	(75)
Equity loss, net of tax	330
Restructuring	150
Other acquisition and portfolio project costs	40
Compensation expense related to acquisitions	30
Adjusted EBITDA	$3,275	15.2%

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(b)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.
(c)	Includes portion attributable to redeemable noncontrolling interest.

Estimated Full Year
2024 (a)

Adjusted Net Income Per Share	($ and shares in millions, except per share amounts)
Net income attributable to Aptiv	$1,235
Adjusting items:
Amortization	225
Restructuring	150
Other acquisition and portfolio project costs	40
Compensation expense related to acquisitions	30
Tax impact of adjusting items	(75)
Adjusted net income attributable to Aptiv	$1,605

Adjusted weighted average number of diluted shares outstanding	277.00
Diluted net income per share attributable to ordinary shareholders	$4.45
Adjusted net income per share	$5.80

(a)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Jane Wu
+1.617.603.7941
jane.wu@aptiv.com